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                                                                   Exhibit 10.49


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of April, 2004, by and between RADIATION THERAPY SERVICES, INC., a Florida corporation, ("Company"), and HOWARD SHERIDAN ("Sheridan").

     WHEREAS, the Company is engaged in the business of providing radiation therapy services to cancer patients;

     WHEREAS, Sheridan is currently chairman of the Company's Board of Directors and provides corporate services to the Company; and

     WHEREAS, the Company wishes to assure itself of the continued services of Sheridan for the period provided in this Agreement and Sheridan is willing to provide services to the Company for such period upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

     1. SERVICES. Sheridan agrees to provide corporate executive services and support as reasonably required by the Company including strategic planning, evaluation of suitable mergers and acquisitions and other services and support related to the growth and development of the Company, and to serve on the Company's Board of Directors during the term of this Agreement.

     Throughout the term of this Agreement, Sheridan shall devote his best efforts and such amount of his business time and services to the business and affairs of the Company as is reasonably necessary to perform the services required herein; provided however, that nothing herein shall preclude Sheridan from (i) serving or continuing to serve as an officer or on the board of directors of entities that do not compete with the Company or (ii) serving or continuing to serve on the boards or advisory committees of medical, charitable or other similar organizations.

     2. TERM OF AGREEMENT. The initial three (3) year term under this Agreement shall commence as of the date of closing of the Company's initial public offering (the "Effective Date"). After the expiration of such initial 3 year period, the term of this Agreement hereunder shall automatically be extended without further action by the parties for successive one (1) year renewal terms, provided that if either party gives the other party at least one hundred twenty
(120) days advance written notice of his or its intention to not renew this Agreement for an additional term, the Agreement shall terminate upon the expiration of the current term.

     3. COMPENSATION FOR SERVICES.

          (a) Annual Base Compensation. Sheridan shall receive an annual base compensaton during the term of this Agreement at a rate of not less than Three Hundred Thousand Dollars ($300,000), payable in installments consistent with the Company's normal payroll schedule. The Board or its Compensation Committee shall review this base compensation at annual intervals, and may adjust the annual base compensation from time to time as the Board or its Compensation Committee deems to be appropriate.

          (b) Bonus. Sheridan shall be eligible to receive bonuses during the term of this Agreement at the discretion of the Board or its Compensation Committee.


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          (c) Reimbursement of Expenses. The Company shall reimburse Sheridan for his reasonable out-of-pocket expenses incurred in connection with the services provided under this Agreement.

          (d) Stock Options. Sheridan shall receive a stock option grant of 50,000 shares of Company common stock at an exercise price per share equal to the initial public offering price of the Company's common stock (the "Option Shares"). The Option Shares will vest over a three (3) year period from the date of the grant. This stock option grant shall be under the Company stock option plan and the parties shall enter into a separate stock option agreement reflecting the terms of this stock option grant. The Company shall use its best efforts to register, and maintain the effectiveness of the registration, for resale all of the Option Shares granted to Sheridan pursuant to a Form S-8 (or any successor form) registration statement under the Securities Act.

     4. PAYMENTS UPON TERMINATION

          (a) Involuntary Termination. If this Agreement is terminated by the Company during the term of this Agreement, Sheridan shall be entitled to his base compensation accrued through the date of termination.

          If the termination is not for death, disability as described in paragraph (b), for Cause as described in paragraph (c) or a voluntary termination by Sheridan as described in paragraph (d), the Company shall also be obligated to make a series of monthly payments to Sheridan for a period of twelve (12) months. Each monthly payment shall be equal to one-twelfth (1/12th) of the sum of Sheridan's annual base compensation, as in effect on the date of termination plus the amount of Sheridan's most recent annual bonus. In addition, the vesting of any restricted stock, stock options or other awards granted to Sheridan under the terms of the Company's stock plan or any written agreement with Sheridan shall become immediately vested in full and, in the case of stock options, exercisable in full. Sheridan shall not be required to mitigate the amount of any payment or benefit contemplated by this paragraph.

          (b) Disability. The Company shall be entitled to terminate this Agreement, if the Board determines that Sheridan has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents Sheridan from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay to Sheridan a monthly disability benefit equal to one-twenty-fourth (1/24th) of his current annual base compensation at the time he became permanently disabled. Payment of such disability benefit shall commence on the last day of the month following the date of the termination by reason of permanent disability and cease with the earliest of (i) the month in which Sheridan returns to active services, either with the Company or otherwise, (ii) the end of the initial term of this Agreement, or the current renewal term, as the case may be, or (iii) the twelfth month after the date of the termination. Any amounts payable under this Section 4(b) shall be reduced by any amounts paid to Sheridan under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

          (c) Termination for Cause. If this Agreement is terminated by the Company for Cause, the amount Sheridan shall be entitled to receive from the Company shall be limited to his base compensation accrued through the date of termination.

          For purposes of this Agreement, the term "Cause" shall be limited to
(i) any action by Sheridan involving willful disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 7 and 8 below; or (ii) Sheridan being convicted of a felony; or (iii) Sheridan being convicted of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving fraud, dishonesty or moral turpitude; or (iv) the misconduct or neglect of Sheridan in carrying out his duties hereunder resulting in harm to the Company. Notwithstanding the foregoing, no


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termination pursuant to subsection (iv) shall be treated as termination for cause unless the Board has provided Sheridan with at least thirty (30) days prior written notice specifying in reasonable detail the alleged breach and giving Sheridan a minimum of thirty (30) days to correct such alleged breach.

          (d) Voluntary Termination. If Sheridan resigns or otherwise voluntarily terminates this Agreement before the end of the current term of this Agreement, the amount Sheridan shall be entitled to receive from the Company shall be limited to his base compensation accrued through the date of termination.

     5. DEATH. If Sheridan dies during the term of this Agreement, the Company shall pay to Sheridan's estate a lump sum payment equal to the sum of Sheridan's base compensation accrued through the date of death plus the total unpaid amount of any bonuses earned with respect to the fiscal year of the Company most recently ended.

     6. WITHHOLDING. Sheridan shall be deemed to be an employee of the Company and the Company shall withhold and deduct from any payment hereunder any federal, state or local taxes of any kind.

     7. PROTECTION OF CONFIDENTIAL INFORMATION. Sheridan agrees that he will keep all confidential and proprietary information of the Company or relating to its business (including, but not limited to, information regarding the Company's customers, pricing policies, methods of operation, proprietary computer programs and trade secrets) confidential, and that he will not (except with the Company's prior written consent), while in the employ of the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." Sheridan shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his employment. The foregoing shall not apply to any information which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

          Sheridan recognizes that because his work for the Company will bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 7 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in the Sheridan.

     8. COVENANT NOT TO COMPETE. Sheridan hereby agrees that he will not, either during the term of this Agreement or during the period of two (2) years from the time this Agreement is terminated or expires for any reason, (i) engage in any business activities on behalf of any enterprise which competes with the Company in the business of providing or managing radiation therapy services in any state which the Company then operates in, (ii) solicit the Company's employees or customers or (iii) hire any of the Company's employees. Sheridan will be deemed to be engaged in such business activities if he participates in such a business enterprise as an employee, officer, director, consultant, agent, partner, proprietor, or other participant; provided that the ownership of no more than 2 percent of the stock of a publicly traded corporation shall not be deemed to be engaging in business activities.

     9. INJUNCTIVE RELIEF. Sheridan acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 7 and 8 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Western District of Florida or in any court in the State of Florida having subject matter jurisdiction. This provision with


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respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

     It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of Sheridan, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

     Sheridan acknowledges and confirms that (a) the restrictive covenants contained in Sections 7 and 8 hereof are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in Sections 7 and 8 hereof (including without limitation the length of the term of the provisions of Sections 7 and 8 hereof) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Sheridan further acknowledges and confirms that his full, uninhabited and faithful observance of each of the covenants contained in Sections 7 and 8 hereof will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. Sheridan acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of Sections 7 and 8 hereof. Sheridan further acknowledges that the restrictions contained in Sections 7 and 8 hereof are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

     If Sheridan shall be in violation of any provision of Sections 7 and 8, then each time limitation set forth in the applicable section shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in Sections 7 and 8 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by Sheridan.

     Sections 7, 8 and 9 of this Agreement shall survive the termination or expiration of this Agreement.

     10. SEPARABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

     11. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Sheridan and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Sheridan. The Company may assign this Agreement to any of its subsidiaries or affiliates.

     12. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties and shall supersede any other previous contracts, arrangements or understandings between the Company and Sheridan related to services. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

     13. GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, other than the conflict of laws provisions of such laws.


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     14. HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

     15. WAIVER. The failure of either party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     16. COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and Sheridan has hereunto set his hand, as of the day and year first above written.

                                        RADIATION THERAPY SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                            SHERIDAN:

                                            /s/ Howard Sheridan
                                            ------------------------------------
                                            Howard Sheridan




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